MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
                    -----------------------------------------

         This Agreement dated as of March 13, 2000, by and between WESTMARK MORTGAGE CORPORATION located at 8000 N. Federal Hwy., Boca Raton, Florida and incorporated under the laws of the state of California (herein, the "Seller") and EquiCredit Corporation of America, a corporation duly organized under the laws of the state of Delaware, having an office at 10401 Deerwood Park Boulevard, Jacksonville, Florida 32256 (therein and herein, the "Purchaser"),

                                   WITNESSETH:

                                    Recitals

         WHEREAS, the Seller desires from time to time to offer for sale to Purchaser, and Purchaser is willing to purchase from the Seller in accordance with the terms and conditions of this Agreement certain Mortgage Loans.

         WHEREAS, Purchaser and Seller desire to enter into this Agreement to govern the purchase and sale of Mortgage Loans.

         NOW THEREFORE, in consideration of the mutual agreement contained herein, the parties agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the meanings assigned to them in this section:

                  Adjustable Rate Mortgage Loan: A Mortgage Loan having provisions for adjustment of interest rate or payment amount purchased pursuant to the terms of this Agreement.

                  Adjustment Date: As to each Mortgage Loan, the date on which the Mortgage Interest Rate is scheduled to be next adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

                  Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who is duly licensed or certified and who then met the minimum requirements of FNMA or FHLMC, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such refinanced Mortgage Loan at the time of origination of such refinanced Mortgage Loan by an appraiser who then met the minimum requirements of FNMA or FHLMC.

                  Assignment of Mortgage: An assignment of mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Purchaser.

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                  Balloon Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement wherein the Mortgage Note matures after five years requiring a final and accelerated payment of principal prior to full amortization.

                  Business Day: Any day other than Saturday, Sunday, or a day which is a legal holiday in either Florida or the state where Seller's corporate headquarters is located.

                  Closing Date: The dates on which Purchaser purchases and Seller sells the Mortgage Loans listed on the related Mortgage Loan Schedule. Closing Dates shall occur periodically as specified in the Commitment Letter.

                  Closing Documents: The documents required to be delivered on the Closing Date pursuant to Section 23.

                  Credit Grade: The credit grade assigned by the Seller to each Mortgage Loan pursuant to the standards set forth in the Underwriting Guidelines.

                  Cut-off Date: The first day of the month in which the related Closing Date occurs.

                  Deleted Mortgage Loan: A Mortgage Loan repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan.

                  Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  Escrow Funds: Any and all monies held in escrow for the payment of taxes, insurance, and any other purpose in connection with the Mortgage Loans.

                  Fixed Rate Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

                  FNMA: The Federal National Mortgage Association.

                  FHMLC:  The Federal Home Loan Mortgage Corporation.

                  Index: The index set forth in the Mortgage Note which will call for periodic changes in the interest rate based on a corresponding change in the Index. The index plus the amount of the margin noted in the Note will equal the Mortgage Interest Rate. The Index will be assumed to be the London Inter Bank Offering Rate, as quoted on the appropriate Bloomberg screen on the relevant Adjustment Date.

                  Initial Reset Cap: As to each Adjustable Mortgage Loan, the maximum initial increase or decrease in the Mortgage Interest Rate on the first Adjustment Date, which shall be equal to the percentage, if any, specified on the Mortgage Loan Schedule.

                  Interim Servicing Agreement: Shall mean the agreement between Seller and Purchaser pursuant to which Seller or its designee agrees to service the Mortgage Loans from the Closing Date until the Transfer Date.

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                  Lifetime Rate Cap: As to each Adjustable Mortgage Loan, the maximum Mortgage Interest Rate which shall be a certain number of basis points above the initial Mortgage Interest Rate, all as specified in the Mortgage Loan Schedule.

                  Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the outstanding principal amount of the Mortgage Loan, plus the outstanding principal balance of any loan that is senior to the Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

                  Mandatory Forward Commitment Letter: A letter agreement between the Seller and Purchaser whereby Seller and Purchaser agree to pricing terms for the sale of Mortgage Loans hereunder. The form of the Mandatory Forward Commitment Letter to be used is attached hereto as Exhibit 1.

                  Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

                  Mortgage: The mortgage, deed of trust, or other instrument securing a Mortgage Note, which creates a lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note or a lien upon a leasehold estate of the Mortgagor, as the case may be.

                  Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 3 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in accordance with the provisions of the related Mortgage Note.

                  Mortgage Loan: An individual Mortgage Loan which is sold and serviced pursuant to this Agreement. Each Mortgage Loan originally sold and subject to this Agreement is identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                  Mortgage Loan Documents: The following documents pertaining to any Mortgage Loan:

                           (a) The original Mortgage Note bearing all
intervening endorsements, endorsed in blank, without recourse and signed in the name of Seller by an authorized officer.

                           (b) The original Assignment of Mortgage for each
Mortgage Loan in blank.

                           (c) The original of any guarantee executed in
connection with the Mortgage.

                           (d) The original Mortgage with evidence of recording
thereon. If in connection with any Mortgage Loan, Seller has not delivered or caused to be delivered the original Mortgage with evidence of recording thereon prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for

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recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, Seller shall deliver or cause to be delivered to Purchaser: (i) in the case of a delay caused by the public recording office, a copy of such Mortgage certified by Seller to be a true and complete copy of the original recorded Mortgage and (ii) in the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

                           (e) The originals of all assumption, modification,
consolidation or extension agreements, with evidence of recording thereon, or if any such documents has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded documents, Seller shall deliver or cause to be delivered to Purchaser or Purchaser's designee (i) in the case of a delay caused by the public recording office, a copy of such documents certified by Seller to be a true and complete copy of the original recorded documents and (ii) in the case where a public recording office retains the original recorded documents or in the case where a document is lost after recordation in a public recording office, a copy of such documents certified by such public recording office to be a true and complete copy of the original recorded documents.

                           (f) The originals of all intervening assignments of
mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, Seller shall deliver or cause to be delivered to Purchaser or Purchaser's designee (i) in the case of a delay caused by the public recording office, a copy of such intervening assignment of mortgage certified by Seller to be a true and complete copy of the original recorded intervening assignment of mortgage and (ii) in the case where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

                           (g) The original mortgagee title insurance policy. If
the policy has not yet been issued, such title insurance policy shall be delivered to Purchaser or its designee promptly upon receipt thereof by Seller but in no event later than the time specified in Exhibit 3.

                  Mortgage Loan Pool: A group of specified Mortgage Loans as identified on a Mortgage Loan Schedule which will be the subject of a transaction under the terms described in this Agreement.

                  Mortgage Loan Schedule: The Schedule of Mortgage Loans provided by Seller to Purchaser in respect of each Mortgage Loan Pool, setting forth the following information with respect to each Mortgage Loan: (1) Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of residential units constituting the Mortgaged Property (i.e., detached single family, two-to-four-family, condominium units, etc.); (6) the date on which the current monthly payment is now due and the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Appraised Value of the Mortgaged Property and the Loan-to-Value Ratio at origination; (8) the

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Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the initial
Monthly Payment was due on the Mortgage Loan; (10) the stated maturity date;
(11) the amount of the Monthly Payment as of the Cut-off Date; (12) the original principal amount of the Mortgage Loan; (13) the actual principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (14) with respect to any Adjustable Rate Mortgage Loans, the interest adjustment date; (15) with respect to any Adjustable Rate Mortgage Loans, the Index and the gross margin;
(16) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (17) with respect to any Adjustable Rate Mortgage Loans, the maximum Mortgage Interest Rate under the terms of the Mortgage Note; (18) with respect to any Adjustable Rate Mortgage Loans, the Periodic Rate Cap and Lifetime Rate Cap; (19) the name of any third party originator; (20) a code indicating the documentation style (i.e., full, alternative. reduced or streamlined); (21) a code indicating whether the Mortgage Loan is secured by the Mortgagor's primary residence; (22) the lien priority of the Mortgage Loan and in the event the Mortgage Loan is a second lien, the amount of the balance outstanding on the senior Mortgage Loan; (23) a code indicating the amount of any prepayment penalty applicable to the Mortgage Loan, with respect to the Mortgage Loans in the aggregate; (24) a code indicating whether there are any Servicing Advances; (25) the Mortgagor's debt-to-income ratio; (26) the Mortgagor's FICO score. The Mortgage Loan
Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans;
and (4) the weighted average maturity of the Mortgage Loans. Such schedule may be delivered in hard copy form or via any electronic medium acceptable to Purchaser or any combination thereof.

                  Mortgage Note: The original, executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest or leasehold estate in single or multiple parcels of real property improved by a Residential Dwelling.

                  Mortgage: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

                  Mortgagor: The obligor on a Mortgage Note, who is an owner of the Mortgaged Property and the grantor or mortgagor named in the Mortgage and such grantor's or mortgagor's successors in title to the Mortgaged Property.

                  Pass Through Transfer: The sale or transfer of some or all of the Mortgage Loans on one or more dates by the Purchaser or an affiliate of the Purchaser to a trust or trusts to be formed as part of a privately placed mortgage-backed securities transaction or a public markets securitization transaction.

                  Payment Adjustment Date: As to each Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

                  Periodic Rate Cap: As to each Adjustable Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate, Adjustment Date which shall equal a specified number of basis points above or below the Mortgage Interest Rate in effect during the immediately preceding period, all as specified in the Mortgage Loan Schedule.

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                  Power of Attorney: An authorization given by the Seller to
Purchaser to perform certain acts with respect to the Mortgage Loan. A form of Power of Attorney is attached as Exhibit 2.

                  Purchase Premium: The amount Purchaser pays to the Seller in excess of par, expressed as percentage of the principal balance of Mortgage Loan as reflected in the Commitment Letter.

                  Purchase Price: The price paid on the related Closing Date by Purchaser to Seller in exchange for the Mortgage Loans purchased on such Closing Date.

                  Qualified Substitute Mortgage Loan: A Mortgage Loan eligible to be substituted by Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one (I) mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the unpaid principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the custodial account by Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than, the maturity date of the Deleted Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 5 hereof;
(v) shall be the same type of Mortgage Loan; (vi) have the same credit classification as determined by Purchaser as the Deleted Mortgage Loan.

                  Reconstitution Agreement: One or more documents entered into after the Closing Date between Purchaser, as transferor, and a third party which evidences either a Whole Loan Transfer or Pass-Through Transfer.

                  Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the stated principal balance of the Mortgage Loan plus (ii) interest on such stated principal balance from the last date through which interest has been paid and distributed to Purchaser to the date of repurchase, plus the Purchase Premium.

                  Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a one-family dwelling in a planned unit development, or (v) a mobile or manufactured home.

                  Servicing Advance: An amount paid by Seller on behalf of a Mortgagor to an insurance company or taxing authority to cover the Mortgagor's obligation under the mortgage to pay taxes and insurance.

                  Servicing File: Will mean the documents, files and other items pertaining to a particular Mortgage Loan and the servicing of such Mortgage that are in the possession of the Seller on the Closing Date.

                  Servicing Rights: With respect to each Mortgage Loan, any and all of the following: (a) all rights to service the Mortgage Loan; (b) any payments or monies payable or received for servicing the Mortgage Loans; (c) any late fees, assumption fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents

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creating, defining or evidencing any such Servicing Rights and all rights of the
Seller thereunder, including, but not limited to, any clean up calls and termination options; (e) all accounts and other rights to payment related to any of the property described in this paragraph; (f) possession and use of any and all Servicing Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; and (h) all rights, powers, and privileges incident to any of the foregoing.

                  Transfer Date: The date on which Seller transfers to Purchaser the servicing responsibility with respect to the Mortgage Loans.

                  Underwriting Guidelines: Will mean the Seller manual as updated through the date hereof.

                  Whole Loan Transfer: An assignment of a legal or beneficial ownership interest in one or more of the Mortgage Loans by the Purchaser to any other person other than as a Pass Through Transfer.

         2.       Agreement to Purchase

                  2.1 Subject to the terms and conditions of this Agreement, Seller may offer to sell Mortgage Loans and Purchaser may purchase Mortgage Loans at the Purchase Price and other terms set forth from time to time in the applicable Commitment Letter. The terms of the applicable Commitment Letter shall be incorporated in and become a part of this Agreement.

                  2.2 Seller shall deliver the Mortgage Loan Schedule to Purchaser not less than five (5) business days prior to the anticipated Closing Date, as specified in the applicable Commitment Letter. The Mortgage Loans shall comply with the representations and warranties set forth in this Agreement, and shall have an aggregate outstanding principal balance as of the close of business on the Cut-off Date after giving effect to any payments on or before such date as shown in the Mortgage Loan Schedule. The sale of the Mortgage Loans shall take place on the Closing Date as agreed to between the parties at such place as specified by Purchaser. Purchaser shall upon completion of its due diligence determine which Mortgage Loans on the Mortgage Loan Schedule that it desires to purchase and shall forward to Seller a Bill of Sale containing the relevant terms of purchase including without limitation Purchase Price, Purchase Premium, if any, Closing Date and any other terms applicable to such purchase. The Purchase Price for each Mortgage Loan shall be determined in accordance with the applicable Commitment Letter. The Purchase Price shall be set forth in the proposed Bill of Sale to purchase Mortgage Loans.

                  2.3 If the Purchase Price contains a Purchase Premium and the Mortgage Loan is paid off other than by Purchaser within twelve months (one year) of the related Closing Date, Seller shall rebate to Purchaser a portion of the Purchase Premium paid by Purchaser to Seller, calculated by applying a percentage to such Purchase Premium the numerator of which will be the number of full months remaining in the one year period following the Closing Date and the denominator of which is twelve. If the Mortgage Loan prepaid contains a prepayment penalty clause or addendum, the Purchase Premium rebate shall be reduced by the amount of the prepayment penalty collected from the Mortgagor. Purchaser shall provide Seller with a monthly report showing payoff figures for the previous month including Purchase Premium rebates, if any owing to Purchaser. At Purchaser's option, it may net the amount of Purchase Premium recapture owing to Purchaser under this Section 2.3, together with any and all other sums to Purchaser hereunder from the amount of the Purchase Price.

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                  2.4 It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

                  2.5 In addition to any rights granted to the Purchaser hereunder to underwrite the Mortgage Loans and review the Mortgage Loan Documents prior to the Closing Date, the Seller shall, prior to the Closing Date, make the Mortgage Files available to the Purchaser for examination at the Seller's offices. Such examination may be made by the Purchaser or its designee, at its expense, at any reasonable time before the Closing Date. Such underwriting by the Purchaser shall not impair or diminish the rights of the Purchaser or its designee under this Agreement with respect to a breach of the representations and warranties or any other Purchaser rights contained in this Agreement. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successors') rights to demand repurchase or other relief or remedy provided for in this Agreement.

                  If any Mortgage Loan identified on the Mortgage Loan Schedule does not conform either with respect to the Mortgage File, the Mortgage Loan Documents or the Underwriting Guidelines, then such Mortgage Loan shall be deleted from the Mortgage Loan Schedule and shall not be eligible for sale hereunder.

                  In addition to the foregoing examination of the Mortgage Files and related documents, the Seller agrees to allow the Purchaser, or its designee, or any representative of any nationally recognized statistical rating agency rating the Certificates issued as part of any Pass-Through Transfer (a "Rating Agency"), to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and in the course of such examinations and audits, the Seller will make available to the Purchaser, or its designee, adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with any such review in all respects. The Seller agrees to provide the Purchaser, its designee and any representative of a Rating Agency with all material information regarding the Seller (including its financial condition), and to provide access to knowledgeable financial or account officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements or other developments affecting the Seller. The Purchaser shall, upon reasonable prior notice, also have the right to perform such examinations and audits or to obtain such material information regarding the Seller's financial condition and access to the officers described above following the Closing Date.

                  The Seller understands and agrees that any information as to the loss and delinquency experience of loans originated or acquired by the Seller, obtained in the examination and review described in the foregoing paragraph may be disclosed in an offering circular.

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                  2.6 Purchaser shall have the right to transfer to any person all or a portion of its right, title and interest in and to each Mortgage Loan and other rights and obligations under this Agreement as part of one or more Whole Loan Transfers or Pass Through Transfers and the transferee thereof shall succeed to each such right, title and interest and rights and obligations hereunder of the Purchaser. With respect to any Mortgage Loan or related interest that has been so transferred, all reference herein to the Purchaser shall be deemed to refer to the related transferee.

                  2.7 The Purchase Price for the Mortgage Loans is the price set forth in the relevant Commitment Letter. In addition to the Purchase Price, the Purchaser shall pay to the Seller, at Closing, accrued interest on the Principal Balance of each Mortgage Loan as of the applicable Cut-off Date at its Mortgage Interest Rate from such Cut-off Date through the day prior to the Closing Date. both inclusive. Such payment shall be made to Seller by wire transfer of immediately available funds.

         3.       Closing

                  3.1 The Seller agrees to transfer, assign, set over and convey to Purchaser, without recourse but subject to the terms of this Agreement, on the Closing Date and as of the Cut-off Date, all rights, title and interest of the Seller in and to the Mortgage Loans including all of the following:

                           (i) All right, title and interest of Seller in and to
                  amounts collected on such Mortgage Loans after the Cut-off
                  Date;

                           (ii) All liens created by each Mortgage Loan
                  instrument;

                           (iii) All of Seller's rights to any insurance
                  proceeds;

                           (iv) All Mortgage Loan instruments and Mortgage Files
                  pertaining to each Mortgage Loan;

                           (v) All proceeds derived from any of the foregoing;

                           (vi) All rights of Seller to service the Mortgage
                  Loans and to enforce any of the foregoing;

                           (vii) If Seller did not originate any Mortgage Loan,
                  all of Seller's rights as purchaser under any documents pursuant to which Seller acquired each Mortgage Loan, to the extent such rights may be assigned;

                           (viii) All Servicing Rights and all Servicing Files.

                  3.2 Seller shall deliver on the Closing Date the Mortgage Files and the Mortgage Loan Documents. Seller shall deliver the Servicing Files on or before the Transfer Date.

                  3.3 The Seller shall, promptly upon receipt thereof, deliver to Purchaser or its designee the original Mortgage or Assignment of Mortgage as the case may be with evidence of recording indicated thereon. In the event the Seller cannot deliver any original recorded Mortgage or Assignment of Mortgage to Purchaser for any reason, the Seller shall deliver or

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cause to be delivered to Purchaser or its assignee a photocopy of such Mortgage or Assignment as the case may be certified by the appropriate county recorder's office to be a true and correct copy of the original thereof recorded in such recorder's office. In the event that any Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller shall prepare a substitute Assignment of Mortgage or cure such defect and deliver such cured or substitute Assignment to Purchaser or its designee and Purchaser shall, at the expense of Seller, record such Assignment of Mortgage.

                  3.4 In the event payment of any of the Mortgage Loans purchased hereunder is made to Seller on or after the Transfer Date, such payment shall be deemed to have and shall have been received by Seller in trust for the account of Purchaser and shall be immediately paid over to Purchaser.

                  3.5 Any sales, use, income, transfer, stamp or other taxes applicable to the sale of Mortgage Loans shall be paid by the Seller.

         4.       Seller's Covenants

                  4.1 Seller covenants that on the Transfer Date it shall transfer the actual servicing of the Mortgage Loans to the Purchaser, all in accordance with the terms of the Interim Servicing Agreement.

                  4.2 Seller covenants that none of the Mortgage Loans contain related escrow accounts and that, to the extent any identified on the Mortgage Loan Schedule do so contain an escrow account, Seller will have effected a closure of each escrow account so that on the relevant Transfer Date, Purchaser shall have no obligations relating to Escrow Funds or related matters.

                  4.3 The execution of this Agreement and the carrying out of its terms does not and will not make the Seller and Purchaser partners or joint ventures, nor is the Seller to act as an agent of the Purchaser in originating, administering or collecting any loan except as set forth in the Agreement.

                  4.4 Seller covenants that, except as otherwise disclosed and itemized on the Mortgage Loan Schedule, there are no Servicing Advances with respect to any Mortgage Loan. In no event will Servicing Advances occur on more than .5% of the Mortgage Loans measured by number of Mortgage Loans on the Transfer Date.

         5. Representations and Warranties. With respect to each Mortgage Loan which is subject to this Agreement, the Seller makes the following representations and warranties:

                  5.1 Representations and Warranties Respecting Seller. Seller represents, warrants and covenants to Purchaser that, as of the Closing Dates:

                           (a) The Seller is a corporation duly organized,
validly existing, and in good standing under the laws of the State of ___________________, has all licenses necessary to carry on its business as now being conducted, and is licensed, qualified and in good standing in each Mortgaged Property state if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller and perform its obligations hereunder; the Seller has the power and authority to execute and deliver this Agreement and to perform in accordance herewith,' the execution, delivery and performance of

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this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite action has been taken by the Seller to make this Agreement valid, binding and enforceable upon the Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

                           (b) All actions, approvals, consents, waivers,
exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the purchase and sale of the Mortgage Loans and the execution and delivery by the Seller of the documents to which it is a party, have been duly taken, given or obtained, as the case may be. arc in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of the Seller and the performance by the Seller of its obligations under this Agreement and such of the other documents to which it is a party;

                           (c) The consummation of the transactions contemplated
by this Agreement will not result in the breach of any terms or provisions of the charter or by-laws of the Seller or result in the breach of any term or provision of; or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

                           (d) There is no action, suit, proceeding or
investigation pending or, to the best of the Seller's knowledge, threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

                           (e) The Seller is not in default with respect to any
order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder;

                           (f) Upon the receipt of each Mortgage File by the
Purchaser under this Agreement, the Purchaser will have good title to each Mortgage Loan free and clear of any lien (other than liens which will be simultaneously released);

                           (g) The transfer, assignment and conveyance of the
Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                           (h) The origination and collection practices used by
Interim Servicer with respect to each Mortgage Note and Mortgage have been in all material respects legal, proper, prudent and customary in the non-conforming mortgage origination and servicing business.

                  5.2 Representations and Warranties Regarding Individual Mortgage Loans. Seller represents and warrants to Purchaser that, as to each Mortgage Loan, as of the Closing Date for such Mortgage Loan:

                           (a) The information contained in the Mortgage Loan
Schedule and any other information furnished by the Seller is complete, true and correct;

                           (b) All payments required to be made up to, and
including, the related Cutoff Date for such Mortgage Loan under the terms of the Mortgage Note have been made; neither the originator nor Seller has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan. No Mortgage Loan is, as of the Cut-off Date, more than thirty (30) days past due.

                           (c) There are no delinquent taxes, ground rents,
water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the related Mortgaged Property;

                           (d) The Mortgage Note and the Mortgage are not
subject to any right of rescission, set-off, counterclaim or defense nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense;

                           (e) All buildings upon the Mortgaged Property are
insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. All insurance policies contain a standard mortgagee clause naming Seller or the originator, its successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current Guidelines of the Federal Insurance Administration (or any successor thereto) is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefore from the Mortgagor;

                           (f) Any and all requirements of any federal, state or
local law including, without limitation, usury, truth-in-lending, Soldiers and Sailors' Relief Act, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair lending, privacy or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

                           (g) The Mortgage has not been modified, satisfied,
canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such modification, release, cancellation, subordination or rescission;

                           (h) The Mortgage is a valid, existing and enforceable
first or second lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable lien and security interest on the property described therein and the Seller has the lull right to sell and assign the same to the Purchaser;

                           (i) The Mortgage Note and the related Mortgage are
genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                           (j) All parties to the Mortgage Note and the Mortgage
had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

                           (k) The proceeds of the Mortgage Loan have been fully
disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

                           (l) Seller is the sole owner and holder of the
Mortgage Loan. The Mortgage Loan is not assigned or pledged. Seller has full right to transfer and sell the Mortgage Loan to Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                           (m) All parties which have had any interest in the
Mortgage, whether as mortgagee, assignee, pledgees or otherwise, are (or, during the period in which they held and dispose of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) (a) organized under the laws of such state, or (b) qualified to do business in such state, or (c) a federal savings and loan association or national bank, or (d) not deemed to be doing business in such state under applicable law;

                           (n) Except for second lien Mortgage Loans having an
original principal balance of less than Fifty Thousand Dollars ($50,000.00) for which a lien search has been provided; the Mortgage Loan is covered by an American Land Title Association lender's title insurance policy or equivalent (which, if the Mortgage Loan is an Adjustable Mortgage Loan, includes an adjustable rate mortgage endorsement substantially in the form of ALTA Form 6.0 or 6.1), acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i) and (ii) above) the Seller, its successors and assigns as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and neither the Seller nor the prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                           (o) There is no default, breach, violation or event
of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Seller has not waived any default, breach, violation or event of acceleration;

                           (p) There are no mechanics or similar liens or claims
which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                           (q) All improvements which were considered in
determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                           (r) The Mortgaged Property is free of material damage
and waste and there is no proceeding pending for the total or partial condemnation thereof;

                           (s) The Mortgage and related Mortgage Note contain
customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage; the Mortgagor has not notified Seller and Seller has no knowledge of any relief requested by the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

                           (t) The Mortgage File contains an appraisal of the
related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who is duly certified or licensed in the state where the property is located, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan;

                           (u) In the event the Mortgage constitutes a deed of
trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                           (v) The Assignment of Mortgage is in recordable form
and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                           (w) The Mortgage Note and Mortgage are on forms
acceptable to Purchaser;

                           (x) All documents used to support the borrowers
application, including, but not limited to, verifications or other records supporting the borrowers income, employment or credit are true and genuine;

                           (y) The terms of the Mortgage Note and the Mortgage
have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interest of the Purchaser and which has been or will be delivered to the Purchaser. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller (or are in the process of being recorded);

                           (z) Each Mortgage Loan was originated or acquired by
Seller. Each Mortgage Loan acquired by the Seller was originated by an approved correspondent lender in conformity with the Seller's underwriting guidelines;

                           (aa) No Mortgage Loan provides for primary mortgage
insurance, or has any obligation to pay taxes or insurance on behalf of Mortgagor out of an escrow account or otherwise;

                           (bb) Neither an action of foreclosure has been
initiated against, nor has judgment of foreclosure been rendered against any of the Mortgaged Properties; and, to the best of Seller's knowledge, none of the Mortgaged Properties are the subject of pending hazard or flood insurance claims;

                           (cc) None of the Mortgage Loans is a "high cost"
mortgage under Regulation Z 12 CFR 226.32, or a graduated payment mortgage loan or include a shared appreciation or other contingent interest feature, or contains a "buydown" provision which is currently in effect;

                           (dd) The Mortgagor has received all disclosure
materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a refinanced mortgage loan;

                           (ee) The Seller has collected all data required by
and filed all reports necessary under the Home Mortgage Disclosure Act;

                           (ff) To the best of Seller's knowledge as of the date
of origination of the Mortgage Loan, the Mortgaged Property is lawfully occupied under applicable law, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation;

                           (gg) With respect to each Mortgage Loan, the Seller
has transferred to the Purchaser a complete Mortgage File except for the documents which have been submitted for recording and not yet returned;

                           (hh) Any future advances made prior to the Cut-off
Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having a first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                           (ii) The Mortgage Loan was underwritten in accordance
with the Underwriting Guidelines;

                           (jj) The Mortgage contains an enforceable provision
for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

                           (kk) The Mortgaged Property is located in the state
identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings;

                           (ll) The Seller used no adverse selection procedures
in selecting the Mortgage Loan from among the outstanding first or second lien residential mortgage loans owned by it which were available for inclusion in the sale to the Purchaser;

                           (mm) No fraud was committed by the Seller in
connection with the origination or servicing of the Mortgage Loan and no fraud with respect to a Mortgage Loan has taken place on the part of any person involved in the origination of the Mortgage Loan;

                           (nn) If the Mortgage Loan Schedule indicates that the
Mortgage Loan is subject to a prepayment penalty, the prepayment penalty provision contained in the Mortgage Note or rider is sufficient to enable the Mortgagor to enforce such prepayment penalty;

                           (oo) Except for the criteria for eligible Mortgagors
set forth in the Seller's Underwriting Guidelines, the Seller knows of nothing involving any Mortgage File, Mortgaged Property or Mortgagor's credit standing that could reasonably be expected (1) to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, (2) to cause the Mortgage Loan to become delinquent, or (3) to affect adversely the value or marketability of the Mortgage Loan;

                           (pp) There are no Servicing Advances with respect to
any Mortgage Loan, except to the extent specifically disclosed on the Mortgage Loan Schedule.

                           (qq) The date of the Mortgage Note will be no more
than ninety (90) days from the Cut-off Date.

                  5.3 Remedies for Breach of Representations and Warranties. The representations and warranties set forth in Sections 5.1 and 5.2 shall survive the sale of the Mortgage Loans to Purchaser and shall inure to the benefit of Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either Seller or Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of one or more of the Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.

                  Seller shall have a period of thirty (30) days from the earlier of the discovery of a breach or the receipt by Seller of notice of a breach within which to correct or cure such breach. If any such breach cannot be corrected or cured within such thirty (30) day period, Seller shall, at Purchaser's option and not later than thirty (30) days after its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 5.1 and such breach cannot be cured within thirty
(30) days of the earlier of either discovery by or notice to Seller of such breach; all of the Mortgage Loans shall, at Purchaser's option, be repurchased by Seller at the Repurchase Price. However. if the breach shall involve a representation or warranty set forth in Section 5.2 and Seller discovers or receives notice of any such breach within one hundred and twenty (120) days of the Closing Date, Seller may, with the consent of Purchaser and provided that Seller has a Qualified Substitute Mortgage Loan (or Loans), rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. In the event a Mortgagor shall fail to make the scheduled monthly payment due in the calendar month following the Closing Date or the Transfer Date, whichever is later, Seller shall, upon written demand of the Purchaser, repurchase such Mortgage Loan. If Seller has no Qualified Substitute Mortgage Loan it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 5.3 shall be accomplished by wire transfer of immediately available funds on the repurchase date to an account designated by Purchaser.

                  At the time of repurchase or substitution, Purchaser and Seller shall arrange for the reassignment of the Deleted Mortgage Loan to Seller and the delivery to Seller of any documents held by Purchaser relating to the Deleted Mortgage Loan. In connection with any substitution, Seller shall be deemed to have made as to such Qualified Substitution Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. Seller shall effect such substitution by delivering to Purchaser the Mortgage Loan Documents for such Qualified Substitute Mortgage Loan.

                  If Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be remitted by wire `transfer in immediately available funds.

                  In addition to such repurchase or substitution obligation, Seller shall indemnify Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of Seller's representations and warranties contained in this Section 5. Any cause of action against Seller relating to or arising out of the breach of any representations and warranties made in Sections 5.1 or 5.2 shall accrue as to any Mortgage Loan upon (i) the discovery of such breach by Purchaser or notice thereof by Seller to Purchaser, (ii) failure by Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon Seller by Purchaser for compliance with the relevant provisions of this Agreement.

                  5.4 Remedy to Insure Accuracy of Real Estate Appraisals. Purchaser may, at its own expense, in order to verify the accuracy of real property appraisals prepared for Seller, order a re-appraisal of the property secured by a Mortgage. If the reappraisal obtained by Purchaser indicates a fair market value which is more than ten (10) percent less than the original appraisal value, then upon receipt by the Seller from Purchaser of a signed copy of the reappraisal, Purchaser may, at its sole discretion, require Seller to repurchase the loan at the Repurchase Price and reimburse Purchaser for the cost of the appraisal subject to the following: If Seller disputes the validity of the reappraisal prepared by Purchaser's appraiser, Seller may, at its own expense, request Purchaser to obtain a third appraisal, and only if such third appraisal is also more than ten (10) percent less than the original appraisal value shall the Seller be required to repurchase the Loan at the Repurchase Price. Purchaser shall choose the appraiser for the third appraisal with the Seller's approval, which shall not be unreasonably withheld. The appraisal must be performed in accordance with industry standards for the appraising industry in the area in which the property is located, and the appraiser must be independent with respect to both parties unless otherwise agreed on by the parties. In determining the appropriate appraisal value, the review appraiser must determine the fair market appraised value as of the original appraisal date using comparable sales that were available as of the date of the original appraisal. The original reappraisal must be ordered within one (1) year of Purchaser's purchase of the Loan from the Seller.

         6.       Credit Insurance.

                  6.1 Transfer of Seller's Rights Relating to Credit Insurance. If any Mortgage Loan includes credit life insurance, credit accident and health insurance or other similar insurance product as part of the original principal balance, Seller agrees to all of the conditions set forth in this Section 6. Seller represents that substantially all of the policies or certificates of credit life, credit disability and property insurance are issued by insurance companies that are qualified to do business where and as required and whose policies and certificates have been approved in the various states where such credit insurance is sold in connection with the Mortgage Loans. Seller hereby sells, transfers, assigns, sets over and delivers to Purchaser all of Seller's right, title and interest in and to each of said policies or certificates of insurance, and similar policies or certificates issued by insurance companies on any of the Mortgage Loans, as a creditor beneficiary, and hereby constitutes and appoints Purchaser the true and lawful attorney of the Seller but for and on behalf of and for the benefit of Purchaser, to file such proofs of loss and to process all claims thereon when and if a loss occurs thereunder and to receive payment of all insurance benefits thereon. The Seller further agrees to notify the insurance companies of the sale and transfer of the Mortgage Loans to the Purchaser promptly following the date of this Agreement, and agrees to cooperate with Purchaser in processing any claims or proof of loss in connection with such insurance policies or certificates, all as may be required.

                  6.2 Insurance Cancellation. The parties agree that, in the event of any cancellation or termination of any policies of insurance by reason of prepayment, renewal or otherwise, as a result of which a rebate of the prepaid insurance premium is required to be made, Purchaser will thereupon make the rebate of such premium from its own funds and credit the principal balance of the Mortgage Loan and thereafter will bill the Seller for such rebate, which bill will be provided in a format agreeable between Purchaser and Seller. Seller shall promptly, upon receipt of such bill, reimburse and pay Purchaser for said rebate.

         7.       Additional Covenants.

                           (a) Each party shall, from time to time, execute and
deliver or cause to be executed and delivered, such additional instruments, assignments, and documents as the other party may at any time reasonably request for the purpose of carrying out the terms of this Agreement and the transfers provided for herein

                           (b) In order to enforce the Purchaser's right under
this Agreement, Seller shall, upon the request of Purchaser or its assigns, do and perform or cause to be done and performed, every reasonable act and thing necessary or advisable to put Purchaser or its assigns in position to enforce the payment of the Loans and to carry out the intent of this Agreement, including the execution of, and, if necessary, the recordation of additional documents including separate endorsements and assignments upon request of Purchaser. In addition, Seller hereby irrevocably appoints any officer or employee of Purchaser or its assigns its true and lawful attorney to do and perform every act necessary, requisite, proper, or advisable to be done to the Purchaser or its assigns in position to enforce the payment of the loans, its right under this Agreement, and to carry out the intent of this Agreement, including, but not limited to the right to sign, execute, endorse and/or assign, and deliver to Purchaser or assigns on behalf of Seller a Mortgage Note, Mortgage, or any other loan documents and also any other writing of any kind or nature whatsoever which may be used in connection therewith to evidence any obligation of Seller or any Mortgagor to Purchaser or its assigns, pursuant to this Agreement and to endorse any check or other instruments for the payment thereof. This

Power of Attorney is conferred upon Purchaser or its assigns hereby together with the right to appoint any other person to execute the said power.

                           (c) Seller agrees that it will not solicit directly
or indirectly any Mortgagor to refinance or otherwise pay the Mortgage Loan for a period of twenty-four months from the related Closing Date. Further, Seller will take no action directly or indirectly to undermine Purchaser's sole enjoyment of the Mortgage Loans. This covenant shall not apply to mass mailing or mass market efforts not specifically targeted to the borrowers on Mortgage Loans.

                           (d) Purchaser and Seller agree that, except as
provided herein and as may be required by applicable law or regulation, neither party shall disclose in advertising, publicity, promotion, or otherwise the name of the other party, the existence or contents of this Agreement or any terms or conditions hereof without the prior written consent of the other party, unless such disclosure is required pursuant to law or regulation.

         8. Survival of Covenants, Agreement, Representations and Warranties; Successors and Assigns. All warranties, representations and covenants made by the parties in this Agreement or in any other instrument delivered by either party under this Agreement, shall be considered to have been relied upon by the other party hereto and shall survive the delivery to Purchaser of any Mortgage Loan after purchase of the Mortgage Loans (i) regardless of any investigation made by either party or on its behalf and (ii) notwithstanding any restrictions or qualified endorsements on any Note or other evidence indebtedness and (iii) notwithstanding any subsequent transfer of a Mortgage Loan to any third party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, and shall supersede and cancel any prior oral agreements between the parties. This Agreement may not be assigned by Seller without Purchaser's prior written consent.

         9. Severability. If any provision, or part thereof, of this Agreement is invalid or unenforceable under any law, such provision or part thereof, is and will be totally ineffective to that extent, but the remaining provisions, or part thereof will be unaffected.

         10. Attorneys' Fees. Anything to contrary notwithstanding, in the event of any action at law, in equity or otherwise between the parties in relation to this Agreement or any Mortgage Loan or other instrument or agreement required or purchased or sold thereunder, the non-prevailing party, in addition to any other sum which such party shall be required to pay pursuant to the terms and conditions of this Agreement, at law in equity, arbitration or otherwise shall also be required to pay to the prevailing party all costs and expenses of such litigation, including reasonable attorney's fees.

         11. Waivers. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instance, shall be deemed to be, or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.

         12. Notice. Any notice or other communication in this Agreement provided or permitted to be given by one party to the other must be in writing and given by personal delivery or by depositing the same in the United States mail (certified mail, return receipt requested), addressed to the other party to be notified, postage prepaid. A notice or other communication shall be effective when delivered to the proper address. For purposes of notice, the addresses of the parties shall be as follows:

                 Purchaser          EquiCredit Corporation of America
                                    10401 Deerwood Park Boulevard
                                    Jacksonville, Florida 32256
                                    Attention: William M. Ross, President

                                    With a copy to:

                                    NationsCredit
                                    225 E. John Carpenter Freeway, Suite 1000
                                    Irving, Texas 75062
                                    Attention: Jay Bray. Senior Vice President

                           Seller:


                        With a copy to the attention of:

                  The above address may be changed from time to time by written notice from one party to the other.

         13. Assignment. The Seller shall not, without the prior written consent of Purchaser, assign any of its rights or obligations hereunder.

         14. Captions. Paragraph or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida. The provisions of this paragraph shall not affect the provisions of any Mortgage Note, Mortgage or other related loan document which cause the laws of the United States or other state to be applicable. Each party hereto is sophisticated and represented by legal counsel. Accordingly, this Agreement shall be interpreted fairly in accordance with its provisions and without regard to which party drafted it.

         16. Termination. Purchaser may terminate this Agreement, including any obligation to purchase Mortgage Loans under the Mandatory Forward Commitment Letter, in the event that Seller breaches any of its agreements, covenants, representations and warranties hereunder, provided, that Seller shall have thirty (30) days following written notice of such breach describing the breach with reasonable specificity, in which to cure any non-monetary default and five
(5) days in which to cure any monetary default.

         17. Arbitration. Except for emergency relief, injunctive or otherwise, any controversies or arguments arising out of or relation to this Agreement or beach thereof shall be settled by arbitration in Jacksonville, Florida, in accordance with the rules then existing of the American Arbitration Association and judgment under the Award rendered may be entered in any court having jurisdiction thereof. For emergency relief, injunctive or otherwise, the parties hereby consent to the jurisdiction of the Circuit Court of Duval County, Florida subject to the rights of removal if applicable, to Federal Jurisdiction. The parties hereby waive any objection to jurisdiction and venue of any action instituted hereunder, agree not to assert any defense based on lack of jurisdiction or venue and consent to the granting of such legal or equitable relief as is deemed appropriate by the Court.

         18. Entire Agreement. This Agreement constitutes the entire agreement between the parties. No prior or contemporaneous representations, whether oral or written not contained herein, shall be of any effect. This Agreement shall not be modified, changed or altered in any respect, except in writing, executed by both parties.

         19. Duplicate Originals. This Agreement may be executed in one or more counterparts, each of which shall be deemed a duplicate original, and all of them shall constitute one and the same Agreement; provided that it shall only be necessary to produce' one duplicate of the Agreement for proof.

         20. Removal of Mortgage Loans from Inclusion Under the Agreement Upon Pass-Through Transfer or Whole Loan Transfer or One or More Reconstitution Date. The Purchaser and the Seller agree that with respect to some or all of the Mortgage Loans, from time to time the Purchaser may effect a Pass-Through Transfer or Whole Loan Transfer.

                  The Seller shall, at the expense of the Purchaser (which shall be limited to the reimbursement of the Seller's reasonable out-of-pocket expenses) cooperate with the Purchaser in connection with any Pass-Through Transfer or Whole Loan Transfer contemplated by the Purchase pursuant to this
Section 20. In that connection, the Seller shall provide to Purchaser any and all information and appropriate verification of information which may be reasonably available to Seller, whether through letter or its auditors and counsel, certificates of public officials or officers of the Seller, or otherwise, as the Purchaser shall reasonably request for use in any disclosure document, and as are customary, in connection with residential mortgage securitization transactions or whole loan transactions, as the case maybe.

                  Notwithstanding anything set forth in this Section, the Purchaser may, in its sole discretion, effect one or more Pass-Through Transfers or Whole Loan Transfers, without retaining the Seller as servicer thereunder. In such instance, the Seller shall comply with all of the other applicable requirements set forth in this Section, provided that, the Seller shall have no servicing rights or origination under any Reconstitution Agreement.

         21. Miscellaneous. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser. The Purchaser has the right to assign its interest under this Agreement, in whole or in part to an affiliate or, to any person as may be required to effect any Whole Loan Transfer or Pass-Through Transfer, by written notice to Seller, without the consent of Seller, and the related assignee shall thereupon succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in
Section 2 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller.

However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (I) this Agreement shall also be deemed to be a security instrument within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (2) the conveyance provided for in Section 3 of this Agreement shall be deemed to be a grant by the Seller to the Purchaser of a security interest in or lien on all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of mortgage notes, the related mortgages and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the applicable Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgment, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgment, receipt or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest of lien under applicable law. Any assignment of the interest of the Purchaser, pursuant to this Agreement shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in or lien on the Mortgage Loans, such security interest or lien would be deemed to be a perfected security interest or lien of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         22. Closing Conditions. The closing for the purchase and sale of the Mortgage Loans shall take place on the Closing Date. The closing shall be by telephone, confirmed by letter or wire as the parties shall agree.

                  The closing for the Mortgage Loans to be purchased on the Closing Date shall be subject to each of the following conditions:

                           (a) all of the representations and warranties of the
Seller under this Agreement shall be true and correct as of the Closing Date;

                           (b) the Purchaser shall have received, or the
Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 23, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories as required pursuant to the terms hereof;

                           (c) all other terms and conditions of this Agreement
shall have been complied with;

                           (d) The result of the examination and audit performed
by the Purchaser pursuant to Section 2.5 hereof shall be satisfactory to the Purchaser in its sole determination;

                           (e) All other terms and conditions of this Agreement
required to be complied with on or before the Closing Date shall have been complied with and the Seller and the Purchaser shall have the ability to comply with a]l terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

                           (f) The Purchaser shall receive from the warehouse
lender the Mortgage File and Mortgage Loan Documents related to each Mortgage Loan listed on the Mortgage Loan Schedule for the Closing Date.

         23.      Closing Documents

                  23.1 On the first Closing Date, the Seller shall deliver to EquiCredit Corporation of America, Attention: Lenore Hanapel, Senior Vice President, in escrow fully executed originals of:

                           (a) this Agreement, executed by the Seller in four
counterparts; and

                           (b) an Officer's Certificate, in the form of Exhibit
4 hereto, including all attachments thereto.

                           (c) A Power of Attorney, in the form of Exhibit 2
hereto.

                           (d) A cross receipt dated the Closing Date
substantially in the form of Exhibit 5 duly executed by Purchaser and Seller.

                           (e) An Interim Servicing Agreement, in the form of
Exhibit 6.

                           (f) All deliverables as set forth in Section 3.2.

                           (g) A bailee letter substantially in the form of
Exhibit 7.

                  23.2 On each subsequent Closing Date, Seller shall deliver a letter agreement confirming that such sale of the Mortgage Loan Pool described in such related Mortgage Loan Schedule is subject to the terms of this Agreement, together with a Bill of Sale, and the items referenced in Sections 23.1(1,), 23.1(c), 23.1(d), 23.1(f) and 23.1(g).

         24. Costs. The Seller shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys, all document shipping fees and expenses, and the cost of preparing endorsements and assignments with respect to the Mortgage Loans. The Purchaser shall pay for the legal fees and expenses of its attorneys and for Purchaser's custodial fees and expenses.

         25. Confidentiality. Each of the Purchaser and the Seller shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent: (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (1,) disclosed to any one or more of such party's employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such person's duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) that is disclosed to any person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party's rights under this Agreement.

         26. Servicing. The Seller hereby represents to the Purchaser that the Mortgage Loans are serviced by the Seller or subject to servicing agreements with third parties which may be terminated without cause, and it is understood and agreed between the Seller and the Purchaser that the Mortgage Loans are to be delivered to the Purchaser on the Transfer Date free and clear of any servicing agreements with third party servicers. Seller covenants to Purchaser that it will service the Mortgage Loans in accordance with the Interim Servicing Agreement. Seller represents and warrants that it or its third party servicer has serviced the Mortgage Loans in compliance with the requirements of all federal, state and local laws, and has observed those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located, with a view towards the maximization of timely recovery of principal and interest for each Mortgage Loan and to the best interests of the owner thereof.

         27. No Broker. Seller covenants that there has been no broker or agent involved in this transaction, and that to the extent there is any compensation owing to any broker, dealer or agent, that Seller shall be responsible for paying such fees.

         28. Acquisition by Affiliate. Purchaser may designate that certain Mortgage Loans acquired under this Agreement be acquired in the name of its affiliate NationsCredit Home Equity Services, Inc. ("NationsCredit"). With respect to any Mortgage Loans which have been so designated and acquired; the full benefits of this Agreement shall insure to NationsCredit as if it were a party thereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                       Westmark Mortgage Corporation

                                       By: /s/ Payton Story, III
                                           ----------------------------
                                       Its: President/COO
                                           ----------------------------

                                       EQUICREDIT CORPORATION OF AMERICA

                                       By:
                                           ----------------------------
                                       Its:
                                           ----------------------------

         Addendum to Existing Mortgage Loan Sale Agreement (1st Payment)

March 13, 2000



Company Name:              Westmark Mortgage Corporation

Officer Name:              Payton Story III

Address:                   8000 North Federal Hwy.

City, State Zip:           Boca Raton, FL  33487


         Effective with loans which are purchased after March 1, 2000, EquiCredit Corporation of America ("EquiCredit") will require Westmark Mortgage Corporation ("Seller") to repurchase any loan for which the mortgagor shall fail to make the scheduled monthly payment due in the calendar month following the date in which the loan is purchased. EquiCredit will notify Seller of any loans for which repurchase is required within sixty days of the occurrence giving rise to a repurchase obligation. Repurchase shall be completed within thirty days. The repurchase price shall be equal to the original purchase price of the loan, including any premium together with accrued unpaid interest at the note rate to the date of repurchase.

         This letter shall be deemed to amend and be a part of the existing agreement for purchase and sale of Mortgage loans between the parties. In order to prevent any delay in funding sales, please acknowledge your acceptance of the foregoing by returning a countersigned copy of this letter by March 1, 2000.

Sincerely,


                           hereby accepts and agrees to the terms of this letter this 13th day of
-------------------------  March, 2000.
     (Lender's name)


-------------------------
Name:
Title:

                                    EXHIBIT 2

                                POWER OF ATTORNEY

         Reference is made to Mortgage Loan Purchase and Sale Agreement ("Agreement") executed and delivered on March 13, 2000, by and between Westmark Mortgage Corporation. a California corporation, which is located at 8000 North Federal Hwy. Boca Raton, FL 33487 ("Seller") and EquiCredit Corporation of America, a Delaware corporation, which is located at 10401 Deerwood Park Boulevard, Jacksonville, Florida 32256 ("Purchaser").

         In accordance with the Agreement, Seller hereby constitutes Purchaser, its successors and assigns, as Seller's Attorney-in-Fact, to endorse and collect any checks or other forms of payment received from Mortgagor, or any other Persons under the Mortgage Loans sold by Seller to Purchaser under the Agreement; and to endorse and sign any documents necessary to assign, transfer, extend, release or otherwise carry out the intent of the Agreement with respect to notes, mortgages, or other instruments related to a Mortgage Loan.

         The foregoing authority is automatically revoked with respect to any Mortgage Loan that Seller has repurchased from Purchaser effective upon the date of such repurchase.

         Except as set forth herein, the foregoing powers are irrevocable notwithstanding any reason whatever, including, without limitation, Seller's dissolution, merger, consolidation or any other change in Seller.

         The capitalized terms shall have same meaning as in the Agreement.

         In Witness Whereof, Seller has caused its name to be subscribed hereto by its President this 13th day of March, 2000.

ATTEST:                                              By:
         ----------------------------                   ------------------------
                                                     Its:
                                                         -----------------------

                  (a) this person signed, sealed and delivered the attached document as President of the corporation named in this document;
                  (b)      the proper corporate seal was affixed; and
                  (c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.

                                                ----------------------------
         SEAL                                   NOTARY PUBLIC

                                    EXHIBIT 4

                     FORM OF SELLER'S OFFICER'S CERTIFICATE

         I, Payton Story III, hereby certify that I am a duly elected President and Chairman of Westmark Mortgage Corporation, a California corporation (the "Seller"), and further certify, on behalf of the Seller as follows:

         1. Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by-laws of the Seller as are in full force and effect on the date hereof. No event has occurred which has affected the good standing of the Seller under the laws of the state of its incorporation.

         2. No proceedings bolting toward liquidation, dissolution or bankruptcy of the Seller or a merger pursuant to which the Seller would not be the surviving entity are pending or contemplated.

         3. Each person who, as an officer or attorney-in- fact of the Seller, signed (a) the Mortgage Loan Sale Agreement (the "Sale Agreement"), dated March 13, 2000, by and between the Seller and EquiCredit Corporation of America, as Purchaser, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Sale Agreement was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

         4. All of the representations and warranties of the Seller contained in Subsections 5.1 and 5.2 of the Sale Agreement were true and correct in all material respects as of the date of the Sale Agreement and are true and correct in all material respects as of the date hereof.

         5. The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the Closing Date pursuant to the Sale Agreement.

         All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:  March 13, 2000

                                                   Westmark Mortgage Corporation

         I, __________________. a notary of Palm Beach County hereby certify that ________________________ is a duly elected, qualified and acting President of the Seller and that the signature appearing above is such person's genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:
      ----------------------------

[Seal]



                                                 ----------------------------


                                     By:
                                        -------------------------------------
                                     Name:
                                           ----------------------------------
                                     Title:
                                           ----------------------------------